EXHIBIT 10.45

AMENDMENT NUMBER SIX TO
MAXWELL TECHNOLOGIES, INC.
1995 STOCK OPTION PLAN

The Maxwell Technologies, Inc. 1995 Stock Option Plan (the “Plan”) is hereby amended in the following respects:

1.               Section 6(g) of the Option Plan is amended by adding the following sentence to the end of such Sections;

“Notwithstanding anything in this Plan to the contrary, the Option privileges of an Optionee shall not expire by reason of the termination of the Optionee’s employment, and such Options shall continue to become exercisable in accordance with the terms of the Agreement related thereto, if the Optionee continues to serve as a member of the Board or, at the request of the Company, the board of directors of any Subsidiary.  Upon the termination of Optionee’s service as a member of the Board or the board of directors of any Subsidiary, such Option privileges shall expire unless exercised by the Optionee within sixty (60) days after such termination.”

2.               Effect of Amendments.

This amendment to the Plan shall be effective as of May 8,2003.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Richard Smith
Richard Smith, Secretary

Date: May 8, 2003